Exhibit 99.1

Innovative Industrial Properties Reports Second Quarter 2025 Results

Repurchased $20 Million of Common Stock and Maintained Strong Liquidity Exceeding $190 Million

SAN DIEGO, CA – August 6, 2025 – Innovative Industrial Properties, Inc. (NYSE: IIPR) (“IIP” or the “Company”), the first and only real estate company on the New York Stock Exchange focused on the regulated U.S. cannabis industry, announced today results for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights

Financial Results and Dividend

•	Generated total revenues of $62.9 million and net income attributable to common stockholders of $25.1 million, or $0.86 per share (all per share amounts in this press release are reported on a diluted basis unless otherwise noted).
•	Recorded adjusted funds from operations (“AFFO”) and normalized funds from operations (“Normalized FFO”) of $48.4 million and $44.1 million, respectively.
•	Paid a quarterly dividend of $1.90 per common share on July 15, 2025 to stockholders of record as of June 30, 2025. Since its inception, IIP has paid $1.0 billion in common stock dividends to its stockholders.

	Three Months Ended June 30,
(per share)	2025	2024	$ Change	% Change
Net income attributable to common stockholders	$0.86	$1.44	$(0.58)	(40)%
Normalized FFO	$1.56	$2.06	$(0.50)	(24)%
AFFO	$1.71	$2.29	$(0.58)	(25)%

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release.

Portfolio Update - General

•	In April, leased 205,000 square feet to Berry Green at IIP’s property in Warren, Michigan.
•	In April, sold a property in Michigan for $9.0 million (excluding transaction costs) and provided an interest only, secured loan for $8.5 million to the buyer of the property. The Company also received a $1.0 million loan origination fee in connection with the transaction.
•	In June, sold a property in Palm Springs, California for $1.8 million in net proceeds.

Portfolio Update - Lease Defaults

•	In March 2025, the Company launched a strategic initiative aimed at improving long-term financial performance by replacing certain underperforming tenants with more financially stable, long-term operators. As part of this effort, it declared several tenants, including 4Front Ventures, Gold Flora, and TILT Holdings, in default for nonpayment of rent and is pursuing its legal rights, which may include evictions. Additionally, PharmaCann previously defaulted on its eleven leases with the Company across multiple states where the Company has commenced legal proceedings to regain possession of the properties they continue to occupy and re-leased one property located in Warren, Michigan to Berry Green. The Company is actively working to recover amounts due from these tenants and to re-lease vacated properties.

Balance Sheet Highlights (at June 30, 2025)

•	11% debt to total gross assets, with $2.6 billion in total gross assets.
•	Total liquidity was $192.4 million as of June 30, 2025, consisting of cash and cash equivalents and short-term investments (each as reported in IIP’s consolidated balance sheet as of June 30, 2025) and availability under IIP’s revolving credit facility.
•	Debt service coverage ratio of 15.0x (calculated in accordance with IIP’s 5.50% Unsecured Senior Notes due 2026).

Financing Activity

•	Issued 173,834 shares of Series A Preferred Stock under IIP’s “at-the-market” equity offering program for $4.0 million in net proceeds.
•	Repurchased 366,952 shares of common stock under the Company’s share repurchase program for $19.8 million at a weighted average price of $53.98 per share under the Company’s $100 million share repurchase program, which expires March 2026. As of June 30, 2025, the Company had $79.9 million in common stock repurchases remaining available under the share repurchase program.

Property Portfolio Statistics (as of June 30, 2025)

•	Total property portfolio comprises 108 properties across 19 states, with 9.0 million rentable square feet “RSF” (including 588,000 RSF under development / redevelopment), consisting of:
•	Operating portfolio: 105 properties, representing 8.5 million RSF.
•	Under development / redevelopment portfolio consists of three properties expected to comprise 491,000 RSF at completion and is as follows:
•	236,000 square feet located at 63795 19th Avenue in Palm Springs, California (pre-leased)
•	192,000 square feet located at Inland Center Drive in San Bernardino, California
•	12-acre development site located at Leah Avenue in San Marcos, Texas

Financial Results

For the three months ended June 30, 2025, IIP generated total revenues of $62.9 million, compared to $79.8 million for the same period in 2024, a decrease of 21%. The decrease was primarily driven by tenant defaults totaling $15.8 million related to properties leased to PharmaCann, Gold Flora, TILT and 4Front. In addition, there was a decrease of $1.3 million related to properties vacated or sold, a $3.9 million decrease from a one-time disposition-contingent lease termination fee that was collected during the three months ended June 30, 2024 in connection with the sale of our property in California, and a $0.6 million decrease in tenant reimbursement revenue primarily due to tenant defaults. These decreases were partially offset by a $1.6 million increase from the two properties acquired in 2024 and one property acquired in 2025, a $1.5 million increase from new leases on five existing properties, and a $1.6 million increase from annual contractual rent escalations.

For the three months ended June 30, 2025, IIP applied $18,000 of security deposits for payment of rent on one property leased to Emerald Growth, which was sold during the second quarter. For the three months ended June 30, 2024, IIP applied $0.6 million of security deposits for payment of rent on properties leased to two tenants.

Dividend

On June 13, 2025, the Board of Directors declared a second quarter 2025 dividend of $1.90 per common share, representing an annualized dividend of $7.60 per common share. The dividend was paid on July 15, 2025 to stockholders of record as of June 30, 2025.

Supplemental Information

Supplemental financial information is available in the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) on Thursday, August 7, 2025 to discuss IIP’s financial results and operations for the second quarter ended June 30, 2025. The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1-877-328-5514 (domestic) or 1-412-902-6764 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on IIP’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Thursday, August 7, 2025 until 12:00 p.m. Pacific Time on Thursday, August 14, 2025, by calling 1-877-344-7529 (domestic), 855-669-9658 (Canada) or 1-412-317-0088 (international) and using access code 9556330.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated cannabis facilities. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company’s expectations will be realized. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	June 30,	December 31,
Assets	2025	2024
Real estate, at cost:
Land	$146,469	$146,772
Buildings and improvements	2,249,408	2,230,807
Construction in progress	57,487	62,393
Total real estate, at cost	2,453,364	2,439,972
Less accumulated depreciation	(306,594)	(271,190)
Net real estate held for investment	2,146,770	2,168,782
Construction loan receivable	22,800	22,800
Cash and cash equivalents	99,666	146,245
Investments	5,258	5,000
Right of use office lease asset	731	946
In-place lease intangible assets, net	6,955	7,385
Other assets, net	22,875	26,889
Total assets	$2,305,055	$2,378,047

Liabilities and stockholders’ equity
Liabilities:
Notes due 2026, net	$289,861	$297,865
Building improvements and construction funding payable	5,647	10,230
Accounts payable and accrued expenses	10,183	10,561
Dividends payable	54,661	54,817
Rent received in advance and tenant security deposits	51,647	57,176
Other liabilities	12,650	11,338
Total liabilities	424,649	441,987
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, liquidation preference of $25.00 per share, 1,561,654 and 1,002,673 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	36,843	23,632
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 28,017,520 and 28,331,833 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	28	28
Additional paid-in capital	2,107,963	2,124,113
Dividends in excess of earnings	(264,428)	(211,713)
Total stockholders’ equity	1,880,406	1,936,060
Total liabilities and stockholders’ equity	$2,305,055	$2,378,047

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

For the Three and Six Months Ended June 30, 2025 and 2024

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Rental (including tenant reimbursements)	$62,866	$79,253	$134,563	$154,167
Other	25	540	50	1,080
Total revenues	62,891	79,793	134,613	155,247

Expenses:
Property expenses	6,867	6,863	14,246	13,572
General and administrative expense	8,626	9,661	17,087	19,223
Depreciation and amortization expense	18,500	17,473	36,891	34,623
Impairment loss on real estate	—	—	3,527	—
Total expenses	33,993	33,997	71,751	67,418
Gain (loss) on sale of real estate	—	(3,449)	—	(3,449)
Income from operations	28,898	42,347	62,862	84,380
Interest income	1,570	3,966	3,183	5,750
Interest expense	(4,444)	(4,320)	(8,944)	(8,709)
Net income	26,024	41,993	57,101	81,421
Preferred stock dividends	(878)	(338)	(1,659)	(676)
Net income attributable to common stockholders	$25,146	$41,655	$55,442	$80,745
Net income attributable to common stockholders per share:
Basic	$0.87	$1.45	$1.92	$2.82
Diluted	$0.86	$1.44	$1.90	$2.79
Weighted-average shares outstanding:
Basic	27,924,092	28,250,843	28,098,850	28,197,930
Diluted	28,317,693	28,572,138	28,452,111	28,527,419

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

FFO, NORMALIZED FFO AND AFFO

For the Three and Six Months Ended June 30, 2025 and 2024

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Net income attributable to common stockholders	$25,146	$41,655	$55,442	$80,745
Real estate depreciation and amortization	18,500	17,473	36,891	34,623
Impairment loss on real estate	—	—	3,527	—
Disposition-contingent lease termination fee, net of loss on sale of real estate(1)	—	(451)	—	(451)
FFO attributable to common stockholders (basic)	43,646	58,677	95,860	114,917
Cash and non-cash interest expense on Exchangeable Senior Notes	—	—	—	28
FFO attributable to common stockholders (diluted)	43,646	58,677	95,860	114,945
Litigation-related expense	413	164	819	310
Loss (gain) on partial repayment of Notes due 2026	—	—	(32)	—
Normalized FFO attributable to common stockholders (diluted)	44,059	58,841	96,647	115,255
Income on seller-financed notes(2)	1,164	403	1,317	806
Deferred lease payments received on sales-type leases(3)	5	1,462	25	2,918
Stock-based compensation	2,672	4,371	4,750	8,686
Non-cash interest expense	476	401	946	789
Above-market lease amortization	23	23	46	46
AFFO attributable to common stockholders (diluted)	$48,399	$65,501	$103,731	$128,500
FFO per common share – diluted	$1.54	$2.06	$3.37	$4.03
Normalized FFO per common share – diluted	$1.56	$2.06	$3.40	$4.04
AFFO per common share – diluted	$1.71	$2.29	$3.65	$4.50
Weighted average common shares outstanding – basic	27,924,092	28,250,843	28,098,850	28,197,930
Restricted stock and RSUs	393,601	300,582	353,261	289,736
PSUs	—	20,713	—	20,713
Dilutive effect of Exchangeable Senior Notes	—	—	—	19,040
Weighted average common shares outstanding – diluted	28,317,693	28,572,138	28,452,111	28,527,419

(1)	Amount reflects the $3.9 million disposition-contingent lease termination fee received concurrently with the sale of IIP’s property in Los Angeles, California, net of the loss on sale of the property of $3.4 million.
(2)	Amount reflects the non-refundable cash payments received on the two seller-financed notes issued to IIP by the buyers in connection with IIP’s disposition of certain properties which are recognized as a deposit liability and is included in other liabilities in IIP’s consolidated balance sheet as of June 30, 2025, as the transactions did not qualify for recognition as completed sales.
(3)	Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in IIP’s consolidated balance sheet as of June 30, 2025, as the transactions did not qualify for recognition as completed sales. Prior to the lease modifications on January 1, 2024, which extended the initial lease terms, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. IIP also excludes from FFO any disposition-contingent lease termination fee received in connection with a property sale.

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP’s properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

IIP computes Normalized FFO by adjusting FFO to exclude certain GAAP income and expense amounts that management believes are infrequent and unusual in nature and/or not related to IIP’s core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of IIP’s operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact IIP’s operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of its core business operations. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adjusting Normalized FFO for certain cash and non-cash items.

For the six months ended June 30, 2024, FFO (diluted), Normalized FFO and AFFO, and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock as of the Exchangeable Senior Notes were exchanged at the beginning of the respective reporting period. The Exchangeable Senior Notes matured in February 2024.

For the three and six months ended June 30, 2024, the performance share units (“PSUs”) granted to certain employees were included in dilutive securities to the extent the performance thresholds for vesting of the PSUs were met as measured as of June 30, 2024. The PSUs expired on December 31, 2024.

IIP’s computation of FFO, Normalized FFO and AFFO may differ from the methodology for calculating FFO, Normalized FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO, Normalized FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO, Normalized FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO, Normalized FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Company Contact:

David Smith

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332